UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2017

Tandem Diabetes Care, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36189	20-4327508
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11045 Roselle Street, San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 366-6900

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ⌧

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ⌧

Item 1.01 Entry into a Material Definitive Agreement

Equity Distribution Agreement

On July 27, 2017, Tandem Diabetes Care, Inc. (the “Company”) entered into an equity distribution agreement (the “Equity Distribution Agreement”) with Piper Jaffray & Co. (the “Agent”), pursuant to which the Company may offer and sell from time to time up to an aggregate of $15,000,000 of shares of the Company’s common stock, par value $0.001 per share (the “Shares”), through the Agent.

The Shares have been registered under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to the Registration Statement on Form S-3 (File No. 333-200686) (the “Registration Statement”), which was originally filed with the Securities and Exchange Commission (“SEC”) on December 2, 2014 and declared effective by the SEC on December 19, 2014, the base prospectus contained within the Registration Statement, and a prospectus supplement that was filed with the SEC on July 27, 2017.

Sales of the Shares, if any, pursuant to the Equity Distribution Agreement, may be made in sales deemed to be “at-the-market” equity offerings as defined in Rule 415 promulgated under the Securities Act, including sales made directly on or through the NASDAQ Global Market, the existing trading market for our common stock, sales made to or through a market maker other than on an exchange, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or any other method permitted by law. The Agent will act as sales agent and will use commercially reasonable efforts to sell on the Company’s behalf all of the Shares requested to be sold by the Company, consistent with its normal trading and sales practices, on mutually agreed terms between the Agent and the Company.

The Company has no obligation to sell any of the Shares under the Equity Distribution Agreement, and may at any time suspend offers under the Equity Distribution Agreement or terminate the Equity Distribution Agreement. The Company intends to use the proceeds of the offering for working capital and other general corporate purposes.

The Equity Distribution Agreement contains customary representations, warranties and agreements by the Company, as well as indemnification obligations of the Company for certain liabilities under the Securities Act.

Under the terms of the Equity Distribution Agreement, the Company will pay the Agent a commission equal to 3.0% of the gross sales price of the Shares sold through it under the Equity Distribution Agreement. In addition, the Company has agreed to pay certain expenses incurred by the Agent in connection with the offering.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Stradling Yocca Carlson & Rauth, P.C., counsel to the Company, has issued an opinion to the Company, dated July 27, 2017, regarding the validity of the Shares. A copy of the opinion is filed as Exhibit 5.1 to this Current Report on Form 8-K.

The description of the material terms of the Equity Distribution Agreement is not intended to be complete and is qualified in its entirety by reference to the Equity Distribution Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01Financial Statements and Exhibits

(d)	Exhibits.
Number	Description

1.1	Equity Distribution Agreement, dated July 27, 2017, between Tandem Diabetes Care, Inc. and Piper Jaffray & Co.
5.1	Opinion of Stradling Yocca Carlson & Rauth, P.C.
23.1	Consent of Stradling Yocca Carlson & Rauth, P.C. (included in Exhibit 5.1 above).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tandem Diabetes Care, Inc.

By:	/s/ David B. Berger
David B. Berger
Executive Vice President, General Counsel and Secretary

Date:  July 27, 2017

INDEX TO EXHIBITS

Number	Description

1.1	Equity Distribution Agreement, dated July 27, 2017, between Tandem Diabetes Care, Inc. and Piper Jaffray & Co.
5.1	Opinion of Stradling Yocca Carlson & Rauth, P.C.
23.1	Consent of Stradling Yocca Carlson & Rauth, P.C. (included in Exhibit 5.1 above).